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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Starent Networks, Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

STARENT NETWORKS, CORP.
30 International Place
Tewksbury, MA 01876

April 7, 2008

Dear Stockholder:

        You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Starent Networks, Corp. to be held at 10:00 a.m., local time, on Thursday, May 22, 2008 at the offices of WilmerHale LLP, 60 State Street, Boston, Massachusetts 02109.

        At the Annual Meeting, you will be asked to elect two directors to our Board of Directors and to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. The Board of Directors recommends approval of each of these proposals.

        We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented. Therefore, please vote your shares on the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card as soon as possible in the envelope provided. If you attend the meeting and prefer to vote at that time, you may do so.

        On behalf of all of our team members and directors, I would like to thank you for your continuing support and confidence.

                      Sincerely,

                      ASHRAF M. DAHOD
                      Chairman, President and
                      Chief Executive Officer

YOUR VOTE IS IMPORTANT.

We urge you to promptly vote your shares on the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card.

STARENT NETWORKS, CORP.
30 International Place
Tewksbury, MA 01876

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, May 22, 2008

        The 2008 Annual Meeting of Stockholders of Starent Networks, Corp. will be held at the offices of WilmerHale LLP, 60 State Street, Boston, Massachusetts 02109 on Thursday, May 22, 2008 at 10:00 a.m., local time. At the meeting, stockholders will consider and vote on the following matters:

  (1)
  To elect two Class I Directors to serve until the 2011 Annual Meeting of Stockholders;

  (2)
  To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

  (3)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on April 1, 2008 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                      By Order of the Board of Directors,

                      KEVIN F. NEWMAN
                      Secretary

Tewksbury, Massachusetts
April 7, 2008

        Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please promptly vote your shares on the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card in the enclosed envelope in order to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States.

i

STARENT NETWORKS, CORP.
30 International Place
Tewksbury, Massachusetts 01876

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, May 22, 2008

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Solicitation of Proxies

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Starent Networks, Corp. for use at the Annual Meeting of Stockholders to be held on May 22, 2008, and at any adjournment of that meeting. We will bear all costs of solicitation of proxies. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, we will reimburse them for their out-of-pocket expenses in this regard.

        The Notice of Annual Meeting, this proxy statement and accompanying proxy and our Annual Report for the fiscal year ended December 31, 2007 are first being mailed to stockholders on or about April 7, 2008.

Proposals to be Voted Upon

        Proposal 1.    The first proposal is to elect two directors to our board of directors, each to serve for a term ending in 2011, or until his respective successor has been duly elected and qualified.

        Proposal 2.    The second proposal is to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

        When you return your proxy properly signed (or vote on the Internet or by telephone), your shares will be voted by the persons named as proxies in accordance with your directions. You are urged to specify your choices on the enclosed proxy card. If you sign and return your proxy without specifying choices, your shares will be voted "FOR" the election of each of the two director nominees listed in Proposal 1 and "FOR" Proposal 2, and in the discretion of the persons named as proxies in the manner they believe to be in our company's best interests as to other matters that may properly come before the meeting.

Voting Procedures

        You may vote either in person at the Annual Meeting or by proxy. To vote by proxy, you must select one of the following options:

  •
  Complete the enclosed proxy card:

  •
  Complete all of the required information on the proxy card.

  •
  Date and sign the proxy card.

  •
  Return the proxy card in the enclosed postage-paid envelope. We must receive the proxy card not later than May 21, 2008, the day before the Annual Meeting, for your proxy to be valid and for your vote to count.

    •
    If you are not the stockholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

  •
  Vote by telephone (telephone voting instructions are printed on the proxy card):

  •
  Call the toll-free voting telephone number: 1-800-652-8683.

  •
  Have the proxy card in hand.

  •
  Follow and comply with the recorded instructions before the deadline of May 21, 2008.

  •
  If you are not the stockholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

  •
  Vote on the Internet (Internet voting instructions are printed on the proxy card):

  •
  Access http://www.investorvote.com.

  •
  Have the proxy card in hand.

  •
  Follow the instructions provided on the site.

  •
  Submit the electronic proxy before the deadline of May 21, 2008.

  •
  If you are not the stockholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

        Telephone and Internet voting ends at 11:59 p.m., Eastern Daylight Time, on May 21, 2008. If you vote in a timely manner by the Internet or telephone, you do not have to return your proxy card for your vote to count. Please be aware that if you vote on the Internet, you may incur costs such as normal telephone and Internet access charges for which you will be responsible.

        The Internet and telephone voting procedures appear on the enclosed proxy card. You may also log on to change your vote or to confirm that your vote has been properly recorded before the deadline.

        Whether or not you expect to be present in person at the Annual Meeting, you are requested to complete, sign, date and return the enclosed form of proxy or to vote by telephone or Internet. The shares represented by your proxy will be voted in accordance with your instructions. If you attend the meeting, you may vote by ballot. If you want to vote in person at the Annual Meeting, and you own your shares through a custodian, broker or other agent, you must obtain a proxy from that party in their capacity as owner of record for your shares and bring the proxy to the Annual Meeting.

        Shares represented by proxies on the enclosed proxy card will be counted in the vote at the Annual Meeting if we receive your proxy card by May 21, 2008. Proxies submitted by the Internet or by telephone will be counted in the vote only if they are received by 11:59 p.m., Eastern Daylight Time, on May 21, 2008.

        Your properly completed proxy/voting instruction card will appoint Ashraf M. Dahod, Paul J. Milbury and Kevin F. Newman as proxy holders, or your representatives, to vote your shares in the manner directed therein by you. Mr. Dahod is our President and Chief Executive Officer, Mr. Milbury is our Vice President of Operations and Chief Financial Officer and Mr. Newman is our Vice President, General Counsel and Secretary. Your proxy permits you to direct the proxy holders to:

  •
  vote "for" or to withhold your votes from either or both nominees for director; and

  •
  vote "for," "against" or "abstain" from the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

        All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your shares are to be voted on a matter, the shares represented by your properly completed proxy will be voted "FOR" the election of both of the nominees for director and "FOR" the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

Revocation of Proxies

        You may revoke your proxy at any time before its use by casting a new vote on the Internet or by telephone or by delivering to us a duly executed proxy or written notice of revocation bearing a later date. If you execute a proxy but are present at the meeting, and you wish to vote in person, you may do so by revoking your proxy. Shares represented by valid proxies, received in time for use at the meeting and not revoked at or prior to the meeting, will be voted at the meeting.

Stockholders Entitled to Vote

        Our board of directors has fixed April 1, 2008 as the record date for the meeting. You are entitled to vote (in person or by proxy) at the Annual Meeting if you were a stockholder of record on the record date. On the record date, we had 69,514,069 shares of common stock outstanding (consisting all of our outstanding voting stock). Each share of common stock will have one vote for each matter to be voted on at the Annual Meeting. Holders of common stock do not have cumulative voting rights.

Quorum

        A majority of the number of shares of common stock outstanding and entitled to vote at the Annual Meeting constitutes a quorum for purposes of each matter to be voted on at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares that abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

Votes Required

        The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of common stock is required for the election of directors. The affirmative vote of the holders of a majority of the votes cast on the matter is required to ratify the selection of our independent registered public accounting firm.

        Shares that abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as votes cast on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the election of directors and the ratification of the selection of our independent registered public accounting firm.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

        The following table sets forth the beneficial ownership of our common stock as of January 15, 2008 by:

  •
  each holder of 5% of more of our outstanding common stock known to us;

  •
  each director and director nominee;

  •
  each executive officer named in the Summary Compensation Table included in this proxy statement; and

  •
  all directors and executive officers as a group.

        We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. Percentage ownership calculations for beneficial ownership are based on 68,836,998 shares issued and outstanding as of January 15, 2008. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of January 15, 2008. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. Except as otherwise noted below, the address of each beneficial owner listed in the table is c/o Starent Networks, Corp., 30 International Place, Tewksbury, Massachusetts 01876.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Outstanding Common Stock
5% Holders
Entities affiliated with Matrix Partners(1)	10,542,716	15.3%
Entities affiliated with North Bridge Venture Partners(2)	10,542,720	15.3%
Entities affiliated with Highland Capital Partners(3)	9,649,058	14.0%
FMR LLC(4)	10,300,306	15.0%
Officers and Directors
Ashraf M. Dahod(5)	6,654,013	9.6%
John P. Delea, Jr.(6)	157,583	*
Pierre G. Kahhale(7)	221,708	*
Thierry Maupilé(8)	116,665	*
Paul J. Milbury	243,819	*
Anthony P. Schoener(9)	472,624	*
Edward T. Anderson(10)	10,609,386	15.4%
Timothy A. Barrows(11)	10,609,382	15.4%
Sean M. Dalton(12)	9,669,890	14.0%
Matthew J. Desch(13)	29,166	*
James A. Dolce, Jr.	66,666	*
Kenneth A. Goldman(14)	33,332	*
All executive officers and directors as a group (17 persons)	39,865,643	56.7%

*
Less than 1%.

(1)
Consists of 6,272,920 shares held by Matrix Partners VI, L.P., 2,092,730 shares held by Matrix VI Parallel Partnership-A, L.P., 701,089 shares held by Matrix VI Parallel Partnership-B, L.P., 1,298,508 shares held by Weston & Co. VI LLC and 177,469 shares held by Weston & Co. VI LLC, as nominee. Timothy A. Barrows, a member of our board of directors, is a Managing Member of Matrix VI Management Co., L.L.C., the general partner of each of Matrix Partners VI, L.P., Matrix Partners VI Parallel Partnership-A, L.P. and Matrix Partners VI Parallel Partnership-B, L.P. (collectively, the "Matrix Partnerships"). Mr. Barrows is the managing member of Matrix VI Management Co., L.L.C. and has sole voting and dispositive power with respect to the shares held by the Matrix Partnerships. Mr. Barrows disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any. Weston & Co. VI LLC ("Weston" and, together with the Matrix Partnerships, the "Matrix Entities") is nominee for certain beneficial owners, including Mr. Barrows. Mr. Barrows has sole voting and investment control with respect to 177,469 shares beneficially held by Weston for him personally. Mr. Barrows is authorized by the sole member of Weston to take any action with respect to the remaining shares held by Weston as directed by the underlying beneficial owners. Mr. Barrows disclaims beneficial ownership of such remaining shares. The address of the Matrix Entities is c/o Matrix Partners, Bay Colony Corporate Center, 1000 Winter Street, Suite 4500, Waltham, MA 02451. We obtained information regarding the beneficial ownership of these shares solely from a Schedule 13G filed with the SEC on February 14, 2008 by Matrix Partners VI, L.P., Matrix VI Parallel Partnership-A, L.P., Matrix VI Parallel Partnership-B, L.P., Matrix VI Management Co., L.L.C. and Timothy A. Barrows.

(2)
Consists of 7,144,648 shares held of record by North Bridge Venture Partners IV-A, L.P., or NBVP IV-A, and 3,398,072 shares held of record by North Bridge Venture Partners IV-B, L.P., or NBVP IV-B. NBVM GP, LLC, or NVBM, the sole general partner of North Bridge Venture Management IV, L.P. which is the sole general partner of each of NBVP IV-A and NBVP IV-B, has sole voting and dispositive power over these shares. The managers of NVBM having voting and dispositive power over these shares are Edward T. Anderson and Richard A. D'Amore, each of whom disclaims beneficial ownership of such shares except to the extent of their pecuniary interest. Mr. Anderson also serves as a member of our board of directors. The address of NBVP IV-A, L.P. and NBVP IV-B is c/o North Bridge Venture Partners, 950 Winter Street, Suite 4600, Waltham, MA 02451. We obtained information regarding the beneficial ownership of these shares solely from the Schedule 13G, Amendment No. 1, filed with the SEC on March 10, 2008 by NBVM GP, North Bridge Venture Management IV, L.P., North Bridge Venture Partners IV A, L.P., North Bridge Venture Partners IV B, L.P., Edward T. Anderson and Richard A. D'Amore.

(3)
Consists of 6,812,238 shares held of record by Highland Capital Partners V Limited Partnership ("Highland Capital V"), 1,756,128 shares held of record by Highland Capital Partners V-B Limited Partnership ("Highland Capital V-B"), 1,080,692 shares held of record by Highland Entrepreneurs' Fund V Limited Partnership ("Highland Entrepreneurs' Fund" and together with Highland Capital V and Highland Capital V-B, the "Highland Investing Entities"). Highland Management Partners V Limited Partnership ("HMP") is the general partner of Highland Capital V and Highland Capital V-B. HEF V Limited Partnership ("HEF") is the general partner of Highland Entrepreneurs' Fund. Highland Management Partners V, Inc. ("Highland Management") is the general partner of both HMP and HEF. Sean M. Dalton, a member of our board of directors, Robert F. Higgins, Paul A. Maeder and Daniel J. Nova are the managing directors of Highland Management (together, the "Managing Directors"). Highland Management, as the general partner of the general partners of the Highland Investing Entities, may be deemed to have beneficial ownership of the shares held by the Highland Investing Entities. The Managing Directors have shared voting and investment control over all the shares held by the Highland Investing Entities and therefore may be deemed to share beneficial ownership of the shares held by Highland Investing Entities by virtue of their status as controlling persons of Highland Management. Each of the Managing Directors, including Mr. Dalton, disclaims beneficial ownership of the shares held by the Highland Investing Entities, except to the extent of such Managing Director's pecuniary interest therein, if any. The address for the entities affiliated with Highland Capital Partners is 92 Hayden Avenue, Lexington, MA 02421. We obtained information regarding the beneficial ownership of these shares solely from a Schedule 13G filed with the SEC on February 13, 2008 by Highland Capital Partners V Limited Partnership, Highland Capital Partners V-B Limited Partnership, Highland Entrepreneurs' Fund V Limited Partnership, HEF V Limited Partnership, Highland Management Partners V Limited Partnership, Highland Management Partners V, Inc., Robert F. Higgins, Paul A. Maeder, Daniel J. Nova and Sean M. Dalton.

(4)
Of the 10,300,306 shares of common stock deemed beneficially owned, FMR LLC reports sole voting power as to 37,765 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the 10,300,306 shares of common stock. No one person's interest in the 10,300,306 shares of common stock is more than 5% of the total outstanding common stock. We obtained information regarding the beneficial ownership of these shares solely from a Schedule 13G filed with the SEC on January 10, 2008 by FMR LLC jointly with its affiliate, Edward C. Johnson III. The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(5)
Includes 515,830 shares issuable to Mr. Dahod upon exercise of stock options, 284,187 shares held by Shamim Dahod, Mr. Dahod's wife, 4,415,316 shares held by Nooril-Iman, LP, a Delaware limited partnership and 23,012 shares held by Nooril-Iman Management, LLC, a Delaware limited liability company. Mr. Dahod and Shamim Dahod are co-owners and co-managers of Nooril-Iman Management, LLC, the General Partner of Nooril-Iman, LP, and may be deemed to share voting and investment power with respect to the shares held by Nooril-Iman, LP and Nooril-Iman Management, LLC. Mr. Dahod disclaims beneficial ownership of the shares held by Nooril-Iman, LP and Nooril-Iman Management, LLC except to the extent of his pecuniary interest, if any.

(6)
Includes 97,750 shares issuable to Mr. Delea upon exercise of stock options.

(7)
Includes 44,091 shares issuable to Mr. Kahhale upon exercise of stock options and 100,000 shares held in a family trust. Mr. Kahhale is the trustee of the trust and may be deemed to have voting and investment power with respect to the shares held by the trust. Mr. Kahhale disclaims beneficial ownership of the shares held by the trust except to the extent of his pecuniary interest, if any.

(8)
Includes 49,999 shares issuable to Mr. Maupilé upon exercise of stock options.

(9)
Includes 192,624 shares issuable to Mr. Schoener upon exercise of stock options and 100,000 shares held by The Anthony P. Schoener Grantor Retained Annuity Trust-2007 (the "Schoener GRAT"). Mr. Schoener is the trustee of the Schoener GRAT and may be deemed to have voting and investment power with respect to the shares held by the Schoener GRAT. Mr. Schoener disclaims beneficial ownership of the shares held by the Schoener GRAT except to the extent of his pecuniary interest, if any.

(10)
Includes shares described in Note (2) above. Mr. Anderson disclaims beneficial ownership of the shares held by the entities affiliated with North Bridge Venture Partners except to the extent of his pecuniary interest therein, if any.

(11)
Includes shares described in Note (1) above. Mr. Barrows disclaims beneficial ownership of the shares held by the entities affiliated with Matrix Partners except to the extent of his pecuniary interest therein, if any.

(12)
Consists of shares described in Note (3) above and 20,832 shares issuable to Mr. Dalton upon exercise of stock options. Mr. Dalton disclaims beneficial ownership of the shares held by the entities affiliated with Highland Capital Partners except to the extent of his pecuniary interest therein, if any.

(13)
Consists of 29,166 shares issuable to Mr. Desch upon exercise of stock options.

(14)
Consists of 33,332 shares issuable to Mr. Goldman upon exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of copies of reports filed by our directors and executive officers pursuant to Section 16(a) or written representations by the persons required to file these reports, we believe that during 2007 all filing requirements of Section 16(a) were satisfied.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

Members of the Board of Directors and Director Nominees

        Our board of directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I Directors, whose terms expire at this Annual Meeting; two Class II Directors, whose terms expire at the 2009 Annual Meeting; and three Class III Directors, whose terms expire at the 2010 Annual Meeting (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

        The following table and biographical descriptions set forth information regarding the principal occupation, other affiliations, committee memberships and age of the nominees for election as director and for each director continuing in office, based on information furnished to us by those persons. The following information is as of March 31, 2008, unless otherwise noted.

Name	Age	Position(s)	Term as a Director Ends	Class
Nominees for Election as a Class I Director:
Sean M. Dalton(1)	37	Director	2008	I
Matthew J. Desch(2)	50	Director	2008	I
Directors Continuing in Office:
James A. Dolce, Jr.(2)(3)	45	Director	2009	II
Kenneth A. Goldman(1)(3)	58	Director	2009	II
Edward T. Anderson(1)	58	Director	2010	III
Timothy A. Barrows(2)(3)	51	Director	2010	III
Ashraf M. Dahod	57	President and Chief Executive Officer, Director	2010	III

(1)
Member of the audit committee.

(2)
Member of the compensation committee.

(3)
Member of the nominating and governance committee.

Nominees for Election as a Director (Class I Directors)

        Sean M. Dalton has served as one of our directors since July 2001. Mr. Dalton has been a Managing General Partner of Highland Capital Partners, a venture capital firm, since December 2005. Mr. Dalton joined Highland Capital Partners in May 1998 as a Senior Associate and became a General Partner in January 2000. Prior to 1998, Mr. Dalton was a Product Manager—Internet Services at GTE, a local telephone service provider, where he developed remote access and other network services for internet service providers and large business customers.

        Matthew J. Desch has served as one of our directors since June 2006. Mr. Desch is the Chief Executive Officer of Iridium Satellite LLC, a provider of global satellite voice and data communications solutions, where he has served since September 2006. From July 2002 to October 2005, he served as the Chief Executive Officer of Telcordia Technologies, a telecommunications software and services provider. From July 1987 to March 2000, Mr. Desch held several management positions with Nortel Networks, a network communications provider. When Mr. Desch left Nortel Networks in March 2000, he was serving as its Executive Vice President and President, Global Service Providers. Mr. Desch also serves as chairman of the board directors of Airspan Networks, Inc., a wireless voice and data systems provider.

Directors Continuing in Office

Class II Directors

        James A. Dolce, Jr. has served as one of our directors since November 2006. Mr. Dolce is the Chief Executive Officer of VeriVue, Inc., a private telecommunications company, where he has served since November 2006. From July 2002 to April 2006, he served as the Executive Vice President of Field Operations for Juniper Networks, Inc., a networking and security solutions provider. From January 2000 to July 2002, Mr. Dolce served as President and Chief Executive Officer of Unisphere Networks, a provider of data and voice platforms for service providers.

        Kenneth A. Goldman has served as one of our directors since February 2006. Mr. Goldman has been the Chief Financial Officer of Fortinet Inc., a provider of Unified Threat Management security systems, since September 2007. From November 2006 to August 2007, Mr. Goldman was the Executive Vice President and Chief Financial Officer of Dexterra, Inc., a provider of mobile enterprise software. From August 2000 to March 2006, Mr. Goldman served as Senior Vice President, Finance and Administration and Chief Financial Officer of Siebel Systems, Inc., a supplier of customer software solutions and services. From December 1999 to December 2003, Mr. Goldman was a member of the Financial Accounting Standards Advisory Council. From July 1996 to July 2000, Mr. Goldman served as Senior Vice President of Finance and Chief Financial Officer of Excite@Home, Inc., an Internet service provider. Mr. Goldman is a member of the board of directors of BigBand Networks, Inc., a communications equipment company, Infinera Corporation, a provider of digital optical networking systems to telecommunications carriers, and Leadis Technology Inc., a semiconductor company, and is a member of the board of trustees of Cornell University.

Class III Directors

        Edward T. Anderson has served as one of our directors since August 2000. Mr. Anderson has been the Managing Partner of North Bridge Venture Partners, a venture capital firm, since May 1994. Prior to joining North Bridge Venture Partners, Mr. Anderson was a general partner of ABS Ventures, the venture capital affiliate of Alex Brown & Sons. Mr. Anderson is also a member of the board of directors of Sonus Networks, Inc., a voice over IP infrastructure solutions provider.

        Timothy A. Barrows has served as one of our directors since July 2004. Mr. Barrows has been a General Partner at Matrix Partners, a venture capital firm, since September 1985, and the Managing Partner since January 1998.

        Ashraf M. Dahod is a co-founder of our company and has served as a director and our President and Chief Executive Officer since August 2000. Prior to founding our company, in 1996, Mr. Dahod co-founded NetCore Systems, Inc., a producer of large-scale, high performance switching products, which was acquired by Tellabs, Inc. in 1999. In 1988, Mr. Dahod co-founded Sigma Network Systems, Inc., a provider of multi-layer, multi-protocol switching systems, and continued to serve in a senior management position with Sigma Network Systems after it was acquired by Standard Microsystems Corporation in 1992. In 1981, Mr. Dahod founded Applitek Corporation, which developed the first cable modem. Applitek was later renamed LANCity and was acquired by Bay Networks, Inc., which was subsequently acquired by Nortel Networks.

Corporate Governance Matters

        Our board believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of stockholders. This section describe key corporate governance guidelines and practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct described below are available on the "Investors—Corporate Governance" section of our website at www.starentnetworks.com. Alternatively, you can request a copy of any of these documents by writing to Investor Relations, Starent Networks, Corp., 30 International Place, Tewksbury, Massachusetts 01876.

Corporate Governance Guidelines

        The board has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of the board's business, provide that:

  •
  the principal responsibility of the directors is to oversee our management;

  •
  a majority of the members of our board must be independent directors;

  •
  the independent directors meet regularly in executive session;

  •
  directors have full and free access to our officers and employees and, as necessary and appropriate, independent advisors;

  •
  new directors participate in an orientation program; and

  •
  at least annually our board and its committees will conduct a self-evaluation (including an assessment of the contributions of individual directors) to determine whether they are functioning effectively.

Board Determination of Director Independence

        Under Rule 4350 of the Nasdaq Marketplace Rules, a majority of a listed company's board of directors must be comprised of independent directors within one year of listing. In addition, Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Under Rule 4200(a)(15) of the Nasdaq Marketplace Rules, a director will only qualify as an "independent director" if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

        Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our board of directors has determined that none of Messrs. Anderson, Barrows, Dalton, Desch, Dolce or Goldman, representing six of our seven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Our board of directors also determined that Messrs. Anderson, Dalton and Goldman, who comprise our audit committee, Messrs. Barrows, Desch and Dolce, who comprise our compensation committee, and Messrs. Barrows, Dolce and Goldman, who comprise our nominating and governance committee, satisfy the independence standards for those committees established by applicable SEC rules and the Nasdaq Marketplace Rules. In making this determination, the board of directors considered the relationships that each non-employee director has with our company and all other facts and circumstances the board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Director Nomination Process

        The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board.

        In considering whether to recommend any particular candidate for inclusion in the board's slate of recommended director nominees, the nominating and corporate governance committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will assist our board in fulfilling its responsibilities.

        Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Chairman of the nominating and corporate governance committee, Starent Networks, Corp., 30 International Place, Tewksbury, Massachusetts 01876. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

        Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the committee or the board, by following the procedures set forth under "Stockholder Proposals." If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement and proxy card for the next annual meeting. Otherwise, candidates nominated by stockholders in accordance with the procedures set forth in the by-laws will not be included in our proxy statement and proxy card for the next annual meeting.

Communicating with the Independent Directors

        Our board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Chairman of the board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.

        Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the board should address such communications in care of the Chairman of the Board of Directors, at Starent Networks, Corp., 30 International Place, Tewksbury, Massachusetts 01876.

Board Meetings and Attendance

        Our board met 13 times during fiscal 2007, either in person or by teleconference. During fiscal 2007, each director attended at least 75% of the aggregate number of board meetings and the number of meetings held by all committees on which he then served.

        Our Corporate Governance Guidelines provide that directors are expected to attend the Annual Meeting of Stockholders. In 2007, in connection with our initial public offering, our stockholders acted by written consent in lieu of an annual meeting.

Board Committees

        Our board of directors has established three standing committees—an audit committee, a compensation committee and a nominating and governance committee—each of which operates under a charter that has been approved by our board of directors. Current copies of each committee's charter are posted on the "Investors—Corporate Governance" section of our website, www.starentnetworks.com.

  Audit Committee

        The members of our audit committee are Messrs. Anderson, Dalton and Goldman. Our board of directors has determined that each of the members of our audit committee satisfies the requirements for financial literacy under the current requirements of the Nasdaq Global Market rules and regulations. Mr. Goldman is the chairman of the audit committee and is also an "audit committee financial expert," as defined by SEC rules and satisfies the financial sophistication requirements of the Nasdaq Global Market. The audit committee met eight times during 2007.

        Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. The audit committee's responsibilities include:

  •
  appointing, retaining, approving the compensation of, and assessing the independence of, our independent registered public accounting firm;

  •
  overseeing the work of our registered public accounting firm, including the receipt and consideration of reports from the firm;

  •
  overseeing our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

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  establishing procedures for the receipt and retention of accounting related complaints and concerns;

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  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

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  reviewing our policies and procedures for approving and ratifying related person transactions, including our related person transaction policy;

  •
  meeting independently with our independent registered public accounting firm and management; and

  •
  preparing the audit committee report required by SEC rules.

        All audit services to be provided to us and all non-audit services, other than de minimus non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

  Compensation Committee

        The members of our compensation committee are Messrs. Barrows, Desch and Dolce. Mr. Dolce is the chairman of the compensation committee. The compensation committee met 10 times during 2007.

        Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The compensation committee's responsibilities include:

  •
  reviewing and approving, or making recommendations to the board of directors with respect to, our chief executive officer's compensation;

  •
  evaluating the performance of our executive officers and reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our executive officers;

  •
  overseeing and administering, and making recommendations to the board of directors with respect to, our cash bonuses and equity incentive plans;

  •
  reviewing and making recommendations to the board of directors with respect to director compensation; and

  •
  preparing the compensation committee reports required by SEC rules.

        The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the heading "Compensation Disclosure and Analysis."

  Nominating and Governance Committee

        The members of our nominating and governance committee are Messrs. Barrows, Dolce and Goldman. Mr. Barrows is the chairman of the nominating and governance committee. The nominating and governance committee met two times in 2007.

        The nominating and governance committee's responsibilities include:

  •
  recommending to the board of directors the persons to be nominated for election as directors or to fill vacancies on the board of directors, and to be appointed to each of the board's committees;

  •
  overseeing an annual review by the board of directors with respect to management succession planning;

  •
  developing and recommending to the board of directors corporate governance principles and guidelines; and

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  overseeing periodic evaluations of the board of directors.

        The processes and procedures followed by the nominating and governance committee in identifying and evaluating director candidates are described above under the heading "Director Nomination Process."

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on the "Company—Investors—Corporate Governance" section of our website, www.starentnetworks.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq stock market listing requirement concerning any amendments to, or waivers from, any provisions of the code of business conduct and ethics.

Compensation Committee Interlocks and Inside Participation

        None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is an officer or employee of our company, nor have they ever been an officer or employee of our company.

Policies and Procedures for Related Person Transactions

        In April 2007, our board of directors adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person.

        Any related person transaction proposed to be entered into by us must be reported to our general counsel and will be reviewed and approved by the audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction, whenever practicable. If our general counsel determines that advance approval of a related person transaction is not practicable under the circumstances, the audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the audit committee, or at the next meeting following the date that the related person transaction comes to the attention of our general counsel. Our general counsel, however, may present a related person transaction arising in the time period between meetings of the audit committee to the chair of the audit committee, who will review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.

        In addition, any related person transaction previously approved by the audit committee or otherwise already existing that is ongoing in nature will be reviewed by the audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the audit committee, if any, and that all required disclosures regarding the related person transaction are made.

        Transactions involving compensation of executive officers will be reviewed and approved by the compensation committee in the manner specified in the charter of the compensation committee.

        A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the audit committee in accordance with the standards set forth in this policy after full disclosure of the related person's interests in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

  •
  the related person's interest in the related person transaction;

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  the approximate dollar value of the amount involved in the related person transaction;

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  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

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  whether the transaction was undertaken in the ordinary course of business;

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  whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

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  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        The audit committee will review all relevant information available to it about the related person transaction. The audit committee may approve or ratify the related person transaction only if the audit committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. The audit committee may, in its sole discretion, impose conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

Related Person Transactions

        Since January 1, 2007, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing, had or will have a material interest, other than in connection with the compensation of our directors and executive officers, employment agreements and other agreements described below under "Director Compensation," "Employment Agreements" and "Executive and Director Compensation and Related Matters."

Audit Committee Report

        The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2007 and discussed them with our management and our independent registered public accounting firm.

        Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent registered public accounting firm is responsible for conducting an independent audit of our annual financial statements in accordance with generally accepted accounting standards and issuing a report on the results of their audit. The audit committee is responsible for providing independent, objective oversight of these processes.

        The audit committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. SAS 61, as amended, requires our independent registered public accounting firm to discuss with our audit committee, among other things, the following:

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The audit committee has received the written disclosures and the letter from our registered public accounting firm required by Independence Standards Board Standard No. 1 and has discussed with our registered public accounting firm their independence.

        Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007.

        By the Audit Committee of the Board of Directors of Starent Networks, Corp.

                      Edward T. Anderson
                      Sean M. Dalton
                      Kenneth A. Goldman

MANAGEMENT

        Our executive officers and their ages and positions as of March 31, 2008 are set forth below: Generally our board of directors elects our officers annually, although the board or an authorized committee of the board may elect or appoint officers at other times.

Name	Age	Position(s)
Ashraf M. Dahod	57	President and Chief Executive Officer; Chairman
Pierre G. Kahhale	51	Vice President of Worldwide Field Operations
Vijay Kathuria	47	Vice President and General Manager, India
Robert J. Kelly	51	Vice President of Manufacturing Operations
Thierry Maupilé	49	Vice President of Global Marketing and Business Development
Paul J. Milbury	59	Vice President of Operations and Chief Financial Officer
Kevin F. Newman	47	Vice President and General Counsel
Anthony P. Schoener	47	Vice President of Engineering
Gennady H. Sirota	43	Vice President of Product Management

        Ashraf M. Dahod is a co-founder of our company and has served as a director and our President and Chief Executive Officer since August 2000. Prior to founding our company, in 1996, Mr. Dahod co-founded NetCore Systems, Inc., a producer of large-scale, high performance switching products, which was acquired by Tellabs, Inc. in 1999. In 1988, Mr. Dahod co-founded Sigma Network Systems, Inc., a provider of multi-layer, multi-protocol switching systems, and continued to serve in a senior management position with Sigma Network Systems after it was acquired by Standard Microsystems Corporation in 1992. In 1981, Mr. Dahod founded Applitek Corporation, which developed the first cable modem. Applitek was later renamed LANCity and was acquired by Bay Networks, Inc., which was subsequently acquired by Nortel Networks.

        Pierre G. Kahhale has served as our Vice President of Worldwide Field Operations since August 2002. From March 2000 to November 2001, Mr. Kahhale served as Chief Executive Officer of Latus Lightworks, Inc., an optical networks company. From May 1981 to March 2000, Mr. Kahhale held several senior North American and European sales and account management positions with Nortel Networks, a network communications provider. When Mr. Kahhale left Nortel Networks in March 2000, he was serving as its Vice President for Wireless Networks in the Americas.

        Vijay Kathuria has served as our Vice President and General Manager, India since February 2004. From June 1991 to January 2004, Mr. Kathuria served as Vice President and General Manager of NuLink, Incorporated, an engineering services provider that he co-founded and which we acquired in February 2004.

        Robert J. Kelly has served as our Vice President of Manufacturing Operations since February 2007 and served as our Vice President of Operations from June 2004 to February 2007. From October 2001 to May 2003, Mr. Kelly served as Senior Director of Operations at Motorola, Inc., a wireless and broadband communications company. From April 1999 to October 2001, Mr. Kelly served as Vice President of Operations at RiverDelta Networks Inc., an internet infrastructure developer. From June 1997 to April 1999, Mr. Kelly served as Vice President of Manufacturing at Packet Engines, Inc., a supplier of Gigabit Ethernet products. From January 1994 to June 1997, he served as Vice President of Operations at FORE Systems, Inc., an enterprise switching provider.

        Thierry Maupilé has served as our Vice President of Global Marketing and Business Development since January 2007. From July 2002 to January 2007, Mr. Maupilé served as Vice President, Business Development of IPWireless Inc., a mobile broadband technology company. From September 1999 to

July 2002, Mr. Maupilé served as Vice President (GTSI) of Strategy & Business Development, Global Telecom Solutions Sector, EMEA Region of Motorola, Inc.

        Paul J. Milbury has served as our Vice President of Operations and Chief Financial Officer since February 2007. From December 2000 to March 2007, Mr. Milbury served as Vice President and Chief Financial Officer of Avid Technology, Inc., a digital media creation, management, and distribution solutions company. From April 2000 to December 2000, Mr. Milbury served as Chief Financial Officer of iBelong.com, Inc., a company that developed and managed customized Internet portals. Prior to that, Mr. Milbury spent 19 years at Digital Equipment Corporation (now part of Hewlett-Packard Computer Corporation), where in 1995 he became Vice President and Treasurer.

        Kevin F. Newman has served as our Vice President and General Counsel since October 2005. From July 2003 to September 2005, Mr. Newman served as an independent legal consultant for public companies. From April 2000 to June 2003, he served as Vice President and General Counsel of ePresence, Inc., a technology services company. From February 1996 to March 2000, Mr. Newman served as Assistant General Counsel—Mergers and Acquisitions of Wang Global, a worldwide provider of network services.

        Anthony P. Schoener is a co-founder of our company and has served as our Vice President of Engineering since August 2000. From January 1998 to June 2000, Mr. Schoener served as Director of Software Development at 3Com Corporation, a provider of voice and data networking solutions. From June 1996 to December 1997, Mr. Schoener served as Vice President of Engineering for NetGenesis Corp. From January 1990 to March 1996, he served as Director of Software Development at Bay Networks Inc., a provider of network access solutions.

        Gennady H. Sirota has served as our Vice President of Product Management since November 2000. From November 1999 to November 2000, Mr. Sirota served as Director of Wireless Product Management, Carrier Systems Group at 3Com Corporation. From January 1987 to November 1999, he served Motorola, Inc., a wireless and broadband communications company, in senior product management and engineering positions. When Mr. Sirota left Motorola in November 1999, he was serving in their product line management organization.

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

        In anticipation of our initial public offering, we formed a formal compensation committee of our board of directors to oversee our executive compensation program. The compensation committee consists of three independent directors. That committee has been delegated authority from our board of directors and its activities will be governed by a compensation committee charter. One of the roles of the compensation committee under its charter is to review and approve annually all compensation decisions relating to our executive officers.

        Prior to the formation of the formal compensation committee, our board of directors received and considered recommendations relating to executive compensation decisions from our chief executive officer. These recommendations initially were considered, along with other information, on behalf of our board of directors by three of our independent directors. Those independent directors acted in an informal compensation committee role, advising our board of directors with respect to executive compensation decisions.

        Our approach to executive compensation as a public company, as developed and implemented by our compensation committee, varies significantly from our historical practice as a private company. We expect that the compensation committee will utilize external analyses and other benchmarking to inform the committee's executive compensation decisions. In February 2007, in anticipation of becoming a public company, our board of directors engaged an independent compensation consulting firm, The Wilson Group, to provide our compensation committee with an assessment of our executive compensation compared to our peer companies.

        We do not believe that it is appropriate to establish compensation levels primarily based on benchmarking. We do believe, however, that information regarding pay practices at other companies is useful in at least two respects. First, we recognize that our compensation practices must be competitive in the marketplace. Second, this marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation. With the assistance of The Wilson Group, in February 2007 we reviewed the compensation levels of our executive officers against compensation levels at peer group companies that were selected based on factors such as industry, revenue, revenue growth and expected market capitalization.

Objectives and Philosophy of Our Executive Compensation Program

        The primary objectives of our executive compensation program are to:

  •
  attract, retain and motivate skilled and knowledgeable executive talent;

  •
  ensure that executive compensation is aligned with our corporate strategies and business objectives;

  •
  promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

  •
  align executives' incentives with the creation of stockholder value.

        To achieve these objectives, we expect our compensation committee to evaluate our executive compensation program with the objective of setting compensation at levels the committee believes to be competitive with those of other companies in our industry. In addition, we intend our executive compensation program to tie a substantial portion of each executive's overall compensation to key strategic, financial and operational goals set by our board of directors, such as bookings growth and operating profit targets. Historically, our compensation committee has considered our financial goals on a company basis and to a lesser extent attainment of individual objectives in determining executive compensation. Our compensation committee also considers recommendations from our Chief Executive Officer and from our Chief Financial Officer regarding annual executive salary increases, annual stock- based awards and bonuses, if any, for review and approval by the compensation committee. Finally, we will continue to provide a portion of our executive compensation in the form of equity awards that vest over time, which we believe will help to retain our executives and to align their interests with those of our stockholders by allowing the executives to participate in the longer term success of our company as reflected in stock price appreciation.

Components of our Executive Compensation Program

        At this time, the primary elements of our executive compensation program are:

  •
  base salaries;

  •
  cash bonuses; and

  •
  equity incentive awards.

        We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, we have determined subjectively on a case-by-case basis the appropriate level and mix of the various compensation components.

        Base salaries.    Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. Base salaries for our executives typically have been set in our offer letter to the executive at the outset of employment. However, from time to time in the discretion of our board of directors consistent with our executive compensation program objectives, base salaries for our executives, together with other components of compensation, are evaluated for adjustment based on an assessment of an executive's performance and compensation trends in our industry.

        In February 2007, with the assistance of The Wilson Group, our board of directors conducted an evaluation of executive compensation. As a part of that evaluation, the compensation committee of our board of directors decided to increase annual base salaries for the following named executive officers effective in the first quarter of 2007: Mr. Dahod—salary increasing from $220,000 to $275,000; and Messrs. Kahhale, Maupilé and Schoener—salaries increasing from $185,000 to $210,000. The decision to increase those salaries was based principally upon a market check of the base salaries by executive position at other companies in our peer group. While taking into account that base salary is only one component of our executive compensation, our board of directors concluded that, for purposes of retention, base salaries for our executive officers should be increased to be more competitive with other companies in our peer group.

        Cash bonuses.    In addition to base salaries, our executives are eligible to receive cash bonuses based on our financial performance measured on a quarterly and an annual basis and individual objectives. There is no written plan for payment of these cash bonuses; however, our offer letter to each executive at the outset of employment sets forth eligibility to receive cash bonuses. These cash bonuses are intended to compensate for an executive's contribution to the achievement of our strategic, operational and financial goals. The corporate financial performance measures, which have typically been developed by our board of directors, are given the greatest weight in this bonus analysis.

        For 2007, the target cash bonus percentage for each executive officer, other than Mr. Kahhale, our vice president, worldwide operations (whose bonus is discussed below), was between 30% and 50% of the executive's base salary. However if corporate financial performance measures were exceeded, executives may have received up to 138% of their total target bonus amount. The target cash bonuses were based 25% on the achievement of quarterly financial measures, 50% on annual financial measures and 25% on individual objectives. The cash bonus structure, performance measure targets, performance results and value of each component as a percentage of the target cash bonus were as follows:

Performance Metric	Component Weighting	Threshold	Target (100% Payout)	Maximum (150% Payout)	Actual Achievement during Performance Period	Calculated Payout as a Percent of Target Award
	(in thousands, except percentages)
Adjusted annual income before income tax expense(1)	25%	—	$15,758	$23,637	$25,656	150%
Annual bookings(2)	25%	—	(2)	(2)	(2)	150%
Quarterly income before income tax expense(1)
First quarter(1)	3.125%	—	$1,363	$2,045	$4,021	150%
Second quarter(1)	3.125%	—	$4,154	$6,231	$6,826	150%
Third quarter(1)	3.125%	—	$4,986	$7,479	$5,718	115%
Fourth quarter(1)	3.125%	—	$5,255	$7,883	$9,091	150%
Quarterly bookings(2)	12.5%	—	(2)	(2)	(2)	138%
Individual quarterly objectives(3)	25%	—	(3)	(3)	(3)	100%

Total	100%					135%

(1)
Adjusted income before income tax expense is not defined under U.S. generally accepted accounting principles (GAAP) and is not a deemed alternative measure of performance under GAAP. Adjusted income before income tax expense excludes stock-based compensation expense from GAAP income before income tax expense. Actual achievement of adjusted income before income tax expense during the performance period adds the following to GAAP income before income tax expense: First quarter 2007: $1,473,000 of stock-based compensation expense; second quarter 2007: $3,281,000 of stock-based compensation expense; third quarter 2007: $3,766,000 of stock-based compensation expense; fourth quarter 2007: $4,254,000 of stock-based compensation expense; and full year 2007: $12,774,000 of stock- based compensation expense.

(2)
We do not disclose our annual or quarterly bookings. Management believes, and the Compensation Committee concurs, that the bookings performance target and performance results represents confidential business information, the disclosure of which would result in meaningful competitive harm. Actual achievement of our bookings target was 101% for the first quarter of 2007, 153% for the second quarter, 227% for the third quarter, 301% for the fourth quarter and 205% for the full year.

(3)
Individual quarterly objectives were based on individual performance. The actual achievement of the individual quarterly objectives was 100% for each named executive officer for each quarter.

        Based on the calculated payout as 135% of the target cash bonus payment for each named executive officer, the cash bonus payments to our named executive officers, which were paid in March 2008, were as follows:

Name	Target Cash Bonus (% 2007 Base Salary)		Actual Payment
Ashraf M. Dahod	$137,500	(50)%	$185,010
Paul J. Milbury	$84,000	(40)%	$113,287
John P. Delea, Jr.	$55,000	(30)%	$74,850
Thierry Maupilé	$84,000	(40)%	$113,287
Anthony P. Schoener	$84,000	(40)%	$113,287

        Our vice president, worldwide operations, Mr. Kahhale, was not compensated on the same general basis as the other named executive officers with respect to cash bonuses awarded for 2007. Instead, in addition to his base salary, Mr. Kahhale was entitled to receive commissions based 70% on our worldwide sales order bookings and 30% on related payments for orders. Mr. Kahhale's eligibility for commissions, which were paid on a quarterly basis, were determined based on a target for his annual cash compensation and a target for our annual sales order bookings. In each quarter, we calculated commissions earned with a formula that applied these two targets against the actual dollar amounts of orders booked in the quarter and of payments for orders received in the quarter. Based on this commission payment formula, Mr. Kahhale received commission payments of $1,210,775 earned for 2007. Because Mr. Kahhale is principally responsible for overseeing the activities of our worldwide sales organization, we believe that providing Mr. Kahhale with commissions that are based on the performance of our sales organization, as measured by sales orders booked and related cash receipts, achieves our compensation objectives more effectively than would cash bonuses established for our other named executive officers.

        Equity incentive awards.    Our equity award program is the primary vehicle for offering long-term incentives to our executives. Our equity awards to executives have typically been made in the form of stock options or restricted stock. Although we do not have any equity ownership guidelines for our executives, we believe that equity grants provide our executives with a direct link to our long-term performance, create an ownership culture and align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants should further our objective of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period.

        In determining the size of equity grants to our executives, our board of directors has considered comparative share ownership of executives in our compensation peer group, our company-level performance, the applicable executive's performance, the amount of equity previously awarded to the executive, the vesting of such awards and the recommendations of management.

        We typically make an initial equity award of stock options or restricted stock to new executives in connection with the start of their employment. Grants of equity awards, including those to executives, are all approved by the compensation committee of our board of directors and options are granted with an exercise price equal to the fair market value of our common stock on the date of grant. Typically, the equity awards we grant to our executives vest 25% at the end of the first year and in equal quarterly installments over the succeeding three years. This vesting schedule is consistent with the vesting of stock options granted to other employees.

        Typically in the first quarter of each year, at the discretion of our compensation committee and consistent with our executive compensation program objectives, our compensation committee approves new equity awards with vesting beginning on January 1 of the year in which the grant is made to reestablish or bolster incentives to retain employees, including executives. In 2007, employees whose outstanding grants were 50% vested or more were considered for refresh grants on a case-by-case basis, including factors such as the number of shares underlying outstanding grants, performance and market trends.

        In determining the equity awards for each of the executives set forth on the table Grants of Plan-Based Awards in 2007 below, our board of directors took into account the previous equity grants and vesting status, company-level performance, the applicable executive's performance and informal benchmarking by executive position against companies in our industry and related industries.

        We do not have a program, plan or practice of selecting grant dates for equity compensation to our executive officers in coordination with the release of material non-public information. Equity award grants are made from time to time in the discretion of our board of directors consistent with our executive compensation program objectives.

        Benefits and other compensation.    We maintain broad-based benefits that are provided to all employees, including medical and dental insurance, life and disability insurance and a 401(k) plan. Other than our patent bonus and employee referral programs to which our corporate officers are not eligible, executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other full-time employees.

Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our four other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We generally intend to structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our board of directors may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

        The compensation committee of our board oversees our executive compensation program. In this role, the compensation committee reviews and approves annually all compensation decisions relating to our executive officers.

Summary Compensation

        The following table sets forth information regarding compensation earned by our chief executive officer, our chief financial officer, our vice president, finance and administration and each of our three other most highly compensated executive officers during the year ended December 31, 2007. We refer to these executive officers as our "named executive officers" elsewhere in this proxy statement. Paul Milbury joined our company as chief financial officer on February 5, 2007. The terms of Mr. Milbury's employment arrangement with us are described below under "—Employment Agreements."

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)		Stock Awards($)	Option Awards($)(2)	All Other Compensation ($)(3)		Total($)
Ashraf M. Dahod Chief Executive Officer	2007 2006	$264,423 198,077	$185,010 103,076		— —	$1,117,561 337,791	— —		$1,566,994 638,944
Paul J. Milbury Chief Financial Officer	2007 2006	180,519 —	185,210 —		$990,287 —	206,895 —	—		1,562,911 —
John P. Delea, Jr. Vice President, Finance and Administration	2007 2006	185,000 171,154	89,850 87,252		— —	111,236 139,317	— —		386,086 397,723
Pierre G. Kahhale Vice President, Worldwide Field Operations	2007 2006	205,192 171,154	1,210,775 854,077	(1) (1)	— —	221,564 163,275	— —		1,637,531 1,188,506
Thierry Maupilé Vice President of Global Marketing and Business Development	2007 2006	201,462 —	133,287 —		90,173 —	506,218 —	$73,459 —	(4)	1,004,599 —
Anthony P. Schoener Vice President, Engineering	2007 2006	205,192 171,154	113,287 87,252		— —	250,008 89,940	— —		568,487 348,346

(1)
Mr. Kahhale receives commissions rather than cash bonuses.

(2)
With the exception of ignoring the impact of the forfeiture rate, these amounts represent the dollar amount of share-based compensation calculated in accordance with SFAS 123R (using the modified prospective transition method, as required by SEC rules) related to grants of options to each named executive officer. These amounts do not represent the actual amounts paid to or realized by the named executive officer during fiscal 2006 or 2007, as applicable. Ratable amounts expensed for stock options that were granted in years prior to fiscal 2006 and 2007, as applicable, are also reflected in the table above. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Note 2 to the Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation," included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(3)
We did not pay "Other Compensation" to such named executive officer, other than Mr. Maupilé in 2007, that exceeded $10,000.

(4)
Consists of $73,146 of relocation expenses and $313 for term life insurance premiums.

Grants of Plan-Based Awards

        The following table sets forth information regarding grants of awards made to our named executive officers during the fiscal year ended December 31, 2007.

Fiscal Year 2007 Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options(#)		Exercise Price of Option Awards ($/share)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Ashraf M. Dahod	4/13/2007	—		100,000	(3)	$8.25		$526,100
Paul J. Milbury	2/8/2007 2/8/2007	— 243,819	(4)	189,514 —	(4)	$5.87 —	$ $	734,765 1,428,779
John P. Delea, Jr.	4/13/2007	—		19,999	(3)	$8.25		$105,215
Pierre G. Kahhale	4/13/2007	—		66,666	(3)	$8.25		$350,730
Thierry Maupilé	1/8/2007 2/8/2007	— 66,666	(6)	200,000 —	(5)	$5.13 —	$ $	902,771 164,998
Anthony P. Schoener	4/13/2007	—		26,666	(3)	$8.25		$140,290

(1)
Based on the valuation of our common stock as of the date of grant.

(2)
Valuation of these stock and option awards is based on the aggregate dollar amount of share-based compensation recognized for financial statement reporting purposes pursuant to SFAS 123R over the entire term of these awards, except that such amounts do not reflect an estimate of forfeitures related to service-based vesting conditions. The assumptions used by us with respect to the valuation of awards are set forth in Note 2 to the Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation," included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(3)
20% of the shares underlying this option vested on January 1, 2008 and the remainder vest quarterly in 16 equal installments beginning on April 1, 2008.

(4)
On February 8, 2007, our board of directors granted Mr. Milbury equity awards consisting of 243,819 shares of restricted common stock at a purchase price of $0.01 per share and options to purchase 189,514 shares of our common stock at an exercise price equal to the fair market value of our common stock on the grant date. The aggregate total of restricted stock and options will vest 25% at the end of the first year of employment and in equal quarterly installments over the succeeding three years. The entirety of the restricted stock award will vest prior to any vesting of the options.

(5)
25% of the shares underlying this option vested on January 8, 2008 and the remainder vest quarterly in 12 equal installments beginning on April 8, 2008.

(6)
The restrictions on transfer relating to 25% of the shares subject to this restricted stock award lapsed on January 8, 2008 and the remainder will lapse quarterly in 12 equal installments beginning on April 8, 2008.

Information Relating to Equity Awards and Holdings

        The following table sets forth information regarding outstanding option awards and restricted stock that has not vested held by our named executive officers at December 31, 2007.

Outstanding Equity Awards at 2007 Fiscal Year End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price($)		Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested(#)
Ashraf M. Dahod	320,831 145,832	145,835 320,834 100,000 189,514	$ $ $ $	1.82 1.65 8.25 5.87	7/26/2010 9/29/2016 4/13/2017 2/8/2017	(1) (2) (3) (4)
Paul J. Milbury							243,819	(4)	$4,449,696.75
John P. Delea, Jr.	3,750 78,750	3,750 101,250 19,999	$ $ $	.30 1.65 8.25	1/23/2013 4/18/2016 4/13/2017	(5) (6) (3)
Pierre G. Kahhale	19,508	3,750 101,250 66,666	$ $ $	.30 1.65 8.25	1/23/2013 4/18/2016 4/13/2017	(5) (6) (3)
Thierry Maupilé		200,000		$5.13	1/10/2017	(7)	66,666	(8)	$1,216,654.50
Anthony P. Schoener	26,250 123,750 26,041	3,750 56,250 57,291 26,666	$ $ $ $	.30 1.65 1.65 8.25	1/23/2013 7/26/2015 9/29/2016 4/13/2017	(5) (1) (2) (3)

(1)
25% of the shares underlying this option vested on January 1, 2006 and the remainder vest quarterly in 12 equal installments beginning on April 1, 2006.

(2)
25% of the shares underlying this option vested on September 29, 2007 and the remainder vest quarterly in 12 equal installments beginning on December 29, 2007.

(3)
20% of the shares underlying this option vest on January 1, 2008 and the remainder vest quarterly in 16 equal installments beginning on April 1, 2008.

(4)
On February 8, 2007, our board of directors granted Mr. Milbury equity awards consisting of 243,819 shares of restricted common stock at a purchase price of $0.01 per share and options to purchase 189,514 shares of our common stock at an exercise price equal to the fair market value of our common stock on the grant date. The aggregate total of restricted stock and options will vest 25% at the end of the first year of employment and in equal quarterly installments over the succeeding three years. The entirety of the restricted stock award will vest prior to any vesting of the options.

(5)
12.5% of the shares underlying this option vested on each of January 23, 2004, January 23, 2005, July 23, 2005, January 23, 2006, July 23, 2006, January 23, 2007 and July 23, 2007 and the remainder vest on July 23, 2008.

(6)
25% of the shares underlying this option vested on January 1, 2007 and the remainder vest quarterly in 12 equal installments beginning on April 1, 2007.

(7)
25% of the shares underlying this option vested on January 8, 2008 and the remainder vest quarterly in 12 equal installments beginning on April 8, 2008.

(8)
The restrictions on transfer relating to 25% of the shares subject to this restricted stock award lapsed on January 8, 2008 and the remainder will lapse quarterly in 12 equal installments beginning on April 8, 2008.

Option Exercises and Stock Vested

        The following table sets forth information regarding options exercised by our named executive officers during the fiscal year ended December 31, 2007. No restricted stock held by our named executive officers vested in fiscal year 2007.

Option Exercises and Stock Vested During Fiscal Year 2007

Option Awards
Name	Number of Shares Acquired on Exercise(#)		Value Realized on Exercise($)
Ashraf M. Dahod	—		—
Paul J. Milbury	—		—
John P. Delea, Jr.	39,166	(1)	$189,172	(3)
Pierre G. Kahhale	418,825	(2)	$2,498,829	(4)
Thierry Maupilé	—		—
Anthony P. Schoener	—		—

(1)
Options were exercised as of February 1, 2007.

(2)
Options were exercised as of March 12, 2007 and December 21, 2007.

(3)
The aggregate dollar value realized on exercise represents the difference between the aggregate market price of shares of our common stock underlying that option on the date of exercise, which we have assumed to be $5.13, and the aggregate exercise price of the option.

(4)
The aggregate dollar value realized on exercise represents the difference between the aggregate market price of shares of our common stock underlying that option on the date of exercise, which we assumed to be $5.87 on March 12, 2007 and which was $19.54 on December 21, 2007, and the aggregate exercise price of the option.

Equity Compensation Plan Information

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2007:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted-average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	8,605,932	$4.66	2,815,858	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	8,605,932	$4.66	2,815,858	(2)

(1)
Consists of our 2000 Stock Incentive Plan and our 2007 Stock Incentive Plan.

(2)
All securities remaining available for future issuance are under our 2007 Stock Incentive Plan. In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2008, shares under our 2007 Stock Incentive Plan may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards. The number of shares available under the 2007 Stock Incentive Plan will increase by the number of shares of common stock subject to awards granted under our 2000 Stock Plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, up to a maximum of 1,254,352 additional shares as of December 31, 2007. Under our 2007 Stock Incentive Plan, the number of shares issuable will automatically increased every January 1 beginning in 2009 by an amount equal to the lowest of (1) 3,000,000 shares of common stock, (2) 5% of the aggregate number of shares of common stock outstanding on such date and (3) an amount determined by our board of directors.

Potential Payments Upon Termination or Change in Control

        Other than the change in control and severance benefits provided to Mr. Milbury as described below under "—Employment Agreements" and acceleration of vesting of equity-based awards as provided in each of our stock incentive plans, we do not have a formal policy or any agreements providing severance or change in control benefits to our executives. Each of our employees who is party to an incentive stock option agreement or restricted stock award under our 2000 stock incentive plan with us is entitled to accelerated vesting with respect to the applicable award immediately prior to the effective date of an acquisition as defined in the stock option and restricted stock agreements. Each option and restricted stock award subject to such acceleration typically vests as to an additional 25% of the original number of shares subject to such award and the final vesting date set forth in the applicable agreement is accelerated by 12 months. An "acquisition" under the stock option agreement means any:

  •
  merger or consolidation in which our outstanding voting securities immediately prior to such merger or consolidation represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than a majority of the combined voting power of the outstanding voting securities of the surviving company immediately after such merger or consolidation,

  •
  sale of all or substantially all of our assets, or

  •
  sale of shares of our capital stock, in a single transaction or series of related transactions, representing at least 80% of the voting power of our outstanding securities.

        As of December 31, 2007, the following named executive officers would be entitled to additional accelerated vesting of their outstanding stock options and stock awards described in the table below:

Name	Value of Additional Vested Option and Stock Awards Following a Change in Control(1)
Ashraf M. Dahod	$4,623,309	(2)
Paul J. Milbury	$3,459,890	(3)
John P. Delea, Jr.	$962,688	(4)
Pierre G. Kahhale	$1,133,015	(4)
Thierry Maupilé	$1,216,636	(5)
Anthony P. Schoener	$1,367,217	(4)

    (1)
    Valuation of these options and stock awards is based on a price per share of our common stock of $18.25 on December 31, 2007.

    (2)
    An additional 20% of the original number of shares subject to a portion of the option awards and an additional 25% of the original number of shares subject to the remainder of the option awards held by Mr. Dahod vest upon a change of control.

    (3)
    The vesting of the shares subject to the option awards held by Mr. Milbury accelerates by 12 months upon a change of control.

    (4)
    An additional 12.5% of the original number of shares subject to a portion of the option awards, an additional 20% of the original number of shares subject to another portion of the option awards and an additional 25% of the original number of shares subject to the remainder of the option awards held by these executives vest upon a change of control.

    (5)
    An additional 25% of the original number of shares subject to option awards held by Mr. Maupilé vest upon a change of control.

Employment Agreements

        We do not have formal employment agreements with any of our named executive officers. The initial compensation of each of our named executive officers was set forth in an offer letter that we executed with each of them at the time their employment with us commenced. Each offer letter provides that the executive officer's employment with us is on an at-will basis. Other than the change in control and severance benefits provided to Mr. Milbury as described below, none of our named executive officers is currently party to a change in control or severance agreement with us. As a condition to their employment, each named executive officer entered into a non-competition, non-solicitation agreement and a proprietary information and inventions assignment agreement. Under these agreements, each named executive officer has agreed (1) not to compete with us or to solicit our employees during their employment and for a period of 12 months after the termination of their employment and (2) to protect our confidential and proprietary information and to assign intellectual property developed during the course of their employment to us.

        We entered into an offer letter with Mr. Milbury on January 17, 2007 that sets forth the terms of his employment as our vice president of operations and chief financial officer. Mr. Milbury's initial base annual salary is $210,000 and he was entitled to receive a signing bonus of $85,000, which was earned and paid on a bi-weekly basis during his first year of employment. In addition, our board of directors granted Mr. Milbury equity awards consisting of 243,819 shares of restricted common stock at a purchase price of $0.01 per share and options to purchase 189,514 shares of our common stock at an exercise price equal to the fair market value of our common stock on the grant date. The aggregate total of restricted stock and options will vest 25% at the end of the first year of employment and in equal quarterly installments over the succeeding three years. The entirety of the restricted stock award will vest prior to any vesting of the options.

        Under the terms of our offer letter with Mr. Milbury, in the event of a change of control of our company as a result of an acquisition, Mr. Milbury will be entitled to 12 months of accelerated vesting of his initial equity awards. In addition, if within one year of a change of control, Mr. Milbury is terminated without cause, experiences an adverse change in authority, duty or responsibility or if Mr. Milbury terminates his employment following a relocation of his principal place of business more than 50 miles from Tewksbury, Massachusetts, then he will be entitled to an additional 12 months of accelerated vesting of his initial equity awards and 12 months of post-termination salary continuation and reimbursement for the expense of continued health benefits under our group health plan under COBRA. In the event we terminate Mr. Milbury's employment without cause not in connection with a change of control, he will be entitled to accelerated vesting of his restricted stock such that an additional number of shares equal to the lesser of 108,333 or the number of shares for which Mr. Milbury has made an election under Section 83(b) of the Internal Revenue Code, will be immediately vested. In addition, Mr. Milbury would be entitled to 12 months of post-termination salary continuation and reimbursement for the expense of continued health benefits under our group health plan under COBRA.

Stock Option and Other Compensation Plans

2000 Stock Incentive Plan

        Our 2000 Stock Incentive Plan, as amended, which we refer to as the 2000 stock plan, was adopted by our board of directors and approved by our stockholders in August 2000. A maximum of 18,483,470 shares of common stock are authorized for issuance under the 2000 stock plan.

        The 2000 stock plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock and other stock-based awards. Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2000 stock plan; however, incentive stock options may only be granted to our employees. In accordance with the terms of the 2000 stock plan, our board of directors, or a committee or subcommittee appointed by our board of directors, administers the 2000 stock plan and, subject to any limitations in the 2000 stock plan, selects the recipients of awards and determines:

  •
  the number of shares of common stock covered by options and the dates upon which those options become exercisable;

  •
  the exercise prices of options;

  •
  the duration of options;

  •
  the methods of payment of the exercise price; and

  •
  the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of those awards, including the conditions for repurchase, issue price and repurchase price.

        Pursuant to the terms of the 2000 plan, in the event of a proposed liquidation or dissolution of our company, our board of directors will provide that all unexercised options will become exercisable in full at least 10 business days prior to the liquidation or dissolution and will terminate upon the liquidation or dissolution, except to the extent exercised before such date. Our board may specify the effect of a liquidation or dissolution on any restricted stock award or other award granted under the 2000 stock plan at the time of the grant of the award.

        In the event of our merger or consolidation with or into another entity as a result of which our common stock is converted into the right to receive cash, securities or other property, or any exchange of our shares for cash, securities or other property pursuant to a statutory share exchange transaction, our board of directors will provide that all of our outstanding options will be assumed or equivalent options will be substituted by the successor corporation. If the acquirer does not agree to assume, or substitute for, the options, then our board will provide that all unexercised options will become exercisable in full prior to completion of the reorganization event, and will terminate if not exercised prior to such time. If under the terms of the reorganization event holders of our common stock receive cash for their shares, our board may instead provide for a cash-out of the value of any outstanding options less the applicable exercise price. In addition, if a merger or other reorganization event occurs, our repurchase and other rights with respect to shares of restricted stock will inure to the benefit of our successor and will apply equally to the cash, securities or other property into which our common stock is then converted.

        As of December 31, 2007, there were options to purchase 7,921,680 shares of common stock outstanding under the 2000 stock plan at a weighted average exercise price of $3.28 per share, and 3,307,853 shares of common stock had been issued pursuant to the exercise of options granted under the stock plan. Since the effective date of the 2007 stock incentive plan described below, we no longer grant stock options or other awards under the 2000 stock plan. However, any shares of common stock reserved for issuance under the 2000 stock plan that remain available for issuance and any shares of common stock subject to awards under the 2000 stock plan that expire, terminate, or are otherwise surrendered, canceled, forfeited or repurchased by us will be added to the number of shares available under the 2007 stock incentive plan up to a specified number of shares.

2007 Stock Incentive Plan

        Our 2007 stock incentive plan, which became effective on June 5, 2007, was adopted by our board of directors on April 26, 2007 and approved by our stockholders on May 29, 2007. The 2007 stock incentive plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards and other stock based awards. The number of shares of common stock reserved for issuance under the 2007 stock incentive plan is the sum of 3,508,380 shares plus the number of shares of common stock subject to awards granted under the 2000 stock plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, up to a maximum of 70,601 additional shares as of December 31, 2007.

        In addition, our 2007 stock incentive plan contains an "evergreen" provision that allows for an annual increase in the number of shares available for issuance under our 2007 stock incentive plan on the first day of each fiscal year beginning in fiscal year 2009 and ending on the second day of fiscal year 2017. The annual increase in the number of shares shall be equal to the lowest of:

  •
  3,000,000 shares;

  •
  5% of the aggregate number of shares of common stock outstanding on the first day of the fiscal year; and

  •
  an amount determined by our board of directors.

        Our employees, officers, directors, consultants and advisors are eligible to receive awards under our 2007 stock incentive plan; however, incentive stock options may only be granted to our employees. The maximum number of shares of common stock with respect to which awards may be granted to any participant under the plan is 1,333,333 per calendar year.

        In accordance with the terms of the 2007 stock incentive plan, our board of directors has authorized our compensation committee to administer the 2007 stock incentive plan. Pursuant to the terms of the 2007 stock incentive plan, our compensation committee will select the recipients of awards and determine:

  •
  the number of shares of common stock covered by options and the dates upon which the options become exercisable;

  •
  the exercise price of options;

  •
  the duration of the options; and

  •
  the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

        If our board of directors delegates authority to an executive officer to grant awards under the 2007 stock incentive plan, the executive officer has the power to make awards to all of our employees, except executive officers. Our board of directors will fix the terms of the awards to be granted by such executive officer, including the exercise price of such awards, and the maximum number of shares subject to awards that such executive officer may make.

        Upon a merger or other reorganization event, our board of directors, may, in their sole discretion, take any one or more of the following actions pursuant to our 2007 stock incentive plan, as to some or all outstanding awards:

  •
  provide that all outstanding awards shall be assumed or substituted by the successor corporation;

  •
  upon written notice to a participant, provide that the participant's unexercised options or awards will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

  •
  provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;

  •
  in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants equal to the excess, if any, of the acquisition price times the number of shares of our common stock subject to such outstanding awards (to the extent then exercisable at prices not in excess of the acquisition price), over the aggregate exercise price of all such outstanding awards and any applicable tax withholdings, in exchange for the termination of such awards; and

  •
  provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds.

        Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock award will continue for the benefit of the successor company and will, unless the board of directors may otherwise determine, apply to the cash, securities or other property into which our common stock is converted pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award.

        No award may be granted under the 2007 stock incentive plan after April 26, 2017. Our board of directors may amend, suspend or terminate the 2007 stock incentive plan at any time, except that stockholder approval will be required to comply with applicable law or stock market requirements.

        As of December 31, 2007, there were options to purchase 684,252 shares of common stock outstanding under the 2007 stock incentive plan at a weighted average exercise price of $20.67 per share and no shares of common stock had been issued pursuant to the exercise of options granted under the plan.

401(k) Retirement Plan

        We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our U.S. employees are eligible to participate. The 401(k) Plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $15,500 in 2007, and have the amount of the reduction contributed to the 401(k) Plan. We are permitted to match employees' 401(k) Plan contributions, however, we do not do so.

Director Compensation

        During 2007, until the closing of our initial public offering in June 2007, each of our non-employee directors who was not affiliated with holders of our convertible preferred stock was entitled to annual cash compensation of $10,000, payable quarterly. Our board of directors approved a compensation program, which became effective upon the closing of our initial public offering in June 2007, pursuant to which we pay each non-employee director an annual retainer of $20,000 for service as a director. Each non-employee director other than committee chairpersons receives an additional annual fee of $6,000 for service on the audit committee, $5,000 for service on the compensation committee and $2,500 for service on the nominating and governance committee. The chair of the audit committee receives an additional annual retainer of $14,000, the chair of the compensation committee receives an additional annual retainer of $8,000 and the chair of the nominating and governance committee receives an additional annual retainer of $5,000. We reimburse each non-employee member of our board of directors for out-of-pocket expenses incurred in connection with attending our board and committee meetings.

        In addition, each non-employee director receives an option to purchase 70,000 shares of our common stock upon his or her initial appointment to our board of directors. These options will vest over a four-year period, with 25% of the shares underlying the option vesting on the first anniversary of the date of grant and an additional 6.25% of the shares underlying the option vesting each three months thereafter, subject to the non-employee director's continued service as a director. The exercise price of these options will equal the fair market value of our common stock on the date of grant.

        Each non-employee director also receives an annual option grant to purchase 20,000 shares of our common stock at each annual meeting after which he or she continues to serve as a director, provided each such non-employee director has served on our board of directors for at least six months. However, in 2007, in lieu of an annual option grant at our 2007 annual meeting, our non-employee directors received the following pro rata option grants at the first board meeting following the closing of the initial public offering based on the grant date of each director's initial equity grant: Mr. Anderson—7,068, Mr. Barrows—7,068, Mr. Dalton—7,068, Mr. Desch—17,480, Mr. Dolce—7,068 and Mr. Goldman—20,000. All of these options will vest over a five-year period, with 20% of the shares underlying the option vesting on the first anniversary of the date of grant and an additional 5% of the shares underlying the option vesting each three months thereafter, subject to the non-employee director's continued service as a director. The exercise price of these options will equal the fair market value of our common stock on the date of grant.

        We have granted stock awards and options to purchase shares of our common stock to our non-employee directors. The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2007.

        Our chief executive officer did not receive any compensation in connection with his service as a director in 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Edward T. Anderson	15,167	19,795	34,962
Timothy A. Barrows	17,500	19,795	37,295
Sean M. Dalton	15,167	146,745	161,912
Matthew J. Desch	18,751	88,128	106,879
James A. Dolce, Jr.	21,959	19,795	41,754
Kenneth A. Goldman	25,459	79,704	105,163

(1)
With the exception of ignoring the impact of the forfeiture rate, these amounts represent the dollar amount recognized for financial reporting purposes, in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS 123R), related to grants of options to each listed director. These amounts do not represent the actual amounts paid to or realized by the directors during fiscal 2007. Ratable amounts expensed for stock options that were granted in years prior to fiscal 2007 are also reflected in the table above. The grant date fair value of the options granted in fiscal 2007 calculated in accordance with SFAS 123R was $10.55 per share for each of Messrs. Anderson, Barrows, Dalton, Desch, Dolce and Goldman. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Note 2 to the Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation," included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(2)
The aggregate number of stock awards and the aggregate number of option awards outstanding for each non-employee director at December 31, 2007, were as follows:

Name	Aggregate Stock Awards	Aggregate Option Awards
Edward T. Anderson	66,666	7,068
Timothy A. Barrows	66,666	7,068
Sean M. Dalton	—	73,734
Matthew J. Desch	—	84,146
James A. Dolce, Jr.	66,666	7,068
Kenneth A. Goldman	—	86,666

Compensation Committee Report

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

        By the Compensation Committee of the Board of Directors Starent Networks, Corp.

    Timothy A. Barrows
    Matthew J. Desch
    James A. Dolce, Jr. (Chair)

PROPOSAL 1
ELECTION OF DIRECTORS

        Our certificate of incorporation provides for a classified board of directors. This means our board of directors is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

        Our board of directors currently consists of seven members, divided into three classes as follows:

  •
  Sean M. Dalton and Matthew J. Desch constitute a class with terms ending at the 2008 annual meeting;

  •
  James A. Dolce, Jr. and Kenneth A. Goldman constitute a class with terms ending at the 2009 annual meeting; and

  •
  Edward T. Anderson, Timothy A. Barrows and Ashraf M. Dahod a class with terms ending at the 2010 annual meeting.

        At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Sean M. Dalton and Matthew J. Desch are the current directors whose terms expire at the upcoming annual meeting. Mr. Dalton and Mr. Desch are each nominated for re-election as a Class I director, with a term ending in 2011.

        Unless otherwise instructed in the proxy, all proxies will be voted for the election of each of the nominees identified above to a three-year term ending in 2011, each such nominee to hold office until his successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for either or both nominees may so indicate by striking out the name of such nominee(s) on the proxy card. Each of Messrs. Dalton and Desch has indicated his willingness to serve, if elected, but if either or both of them should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the board of directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

        A plurality of the votes cast by the holders of common stock at the 2008 annual meeting is required to elect each nominee as a director.

The Board of Directors Recommends that You Vote "FOR" the
Election of Sean M. Dalton and Matthew J. Desch.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

        The audit committee of our board has selected the firm of PricewaterhouseCoopers LLP, independent registered public accounting firm, as our auditors for the fiscal year ending December 31, 2008. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, our board believes that it is advisable to give stockholders an opportunity to ratify this selection. If the proposal is not approved by our stockholders at the 2008 Annual Meeting, the audit committee may reconsider its selection of PricewaterhouseCoopers LLP. The board of directors believes ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 is in the best interests of our company and our stockholders and recommends that you vote "FOR" this proposal.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2008 Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm's Fees and Other Matters

Independent Registered Public Accounting Firm's Fees

        The following table summarizes the fees that PricewaterhouseCoopers LLP billed to us for each of the last two fiscal years.

Fee Category	Fiscal 2007	Fiscal 2006
Audit Fees(1)	$943,169	$454,275
Audit Related Fees(2)	—	—
Tax Fees(2)	—	—
All Other Fees(2)	—	—

Total	$943,169	$454,275

    (1)
    Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Audit fees for fiscal year 2007 also included fees of $447,827 related to our initial public offering completed in June 2007 and our public offering completed in November 2007.

    (2)
    We did not pay any audit-related fees, tax fees or other fees in 2007 or 2006 to PricewaterhouseCoopers LLP.

Pre-Approval of Audit and Non-Audit Services

        The audit committee approves in advance all audit and non-audit services that are to be performed by our independent registered public accounting firm. From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        The audit committee has also delegated to the chairman of the audit committee the authority to approve specific audit and permitted non-audit services to be provided to us by our independent registered public accounting firm, and the associated fees. Any approval of services by the chairman of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

The Board of Directors Recommends that You Vote "FOR" the
Ratification of the Selection of PricewaterhouseCoopers LLP as Our Independent
Registered Public Accounting Firm for our 2008 Fiscal Year.

OTHER MATTERS

        Our board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Stockholder Proposals for 2009 Annual Meeting

Stockholder Proposals Included in Proxy Statement

        Proposals of stockholders intended to be included in our proxy statement for the 2009 annual meeting of stockholders must be received by us at our principal office not later than December 8, 2008, which is no less than 120 days before the date our proxy statement was released to stockholders in connection with the prior year's annual meeting of stockholders. If the date of the 2009 annual meeting is changed by more than 30 days from the anniversary date of this year's annual meeting on May 22 (if the 2009 annual meeting is earlier than April 22, 2009 or later than June 21, 2009), then the deadline is a reasonable time before we begin to print and mail our proxy materials for the 2009 annual meeting. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

        We must receive other proposals of stockholders (including director nominations) intended to be presented at the 2009 annual meeting of stockholders but not included in the proxy statement by February 21, 2009, but not before January 22, 2009, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, in the event the 2009 annual meeting is scheduled to be held on a date before May 2, 2009, or after July 21, 2009, which are dates 20 days before or 60 days after the anniversary date of the immediately preceding annual meeting, then your notice may be received by us at our principal executive office not earlier than the 120th day prior to the 2009 annual meeting and not later than the close of business on the later of (1) the 90th day before the scheduled date of such annual meeting or (2) the 10th day after the day on which we first make a public announcement of the date of the 2009 annual meeting. Any proposals we do not receive in accordance with the above requirements will not be voted on at the 2009 annual meeting. In certain cases, notice may be delivered later if the number of directors to be elected to our board of directors is increased.

        Each stockholder's notice for a proposal must be timely given to our Secretary at the address of our principal executive offices. Each notice generally is required to set forth as to each matter proposed to be brought before an annual meeting certain information and must meet other requirements specified in our by-laws, as determined by us, including (1) a brief description of the business the stockholder desires to bring before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on our stock transfer books, of the stockholder proposing such business, (3) the class and number of shares beneficially owned by the stockholder making the proposal, (4) the names and addresses of the beneficial owners of any of our capital stock registered in such stockholder's name, and the class and number of our shares so owned, (5) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of our shares beneficially owned by such other stockholders, and (6) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

        For nominations of directors for election at the 2009 annual meeting, stockholders nominating candidates must complies with the provisions of Section 1.10 of our by-laws. For director nominations, a stockholder's notice to the Secretary generally must set forth information specified in our by-laws, as determined by us, as to each person proposed to be nominated, including (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of our shares which are beneficially owned by such person on the date of such stockholder notice and (4) the consent of each nominee to serve as a director if elected. The notice must also set forth as to the stockholder giving the notice (1) the name and address, as they appear on our transfer books, of such stockholder and of any beneficial owners of our capital stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (2) the class and number of our shares held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice, and (3) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, (4) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named in its notice and (5) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding common stock reasonably believed by the stockholder to be sufficient to elect the nominee(s) or otherwise to solicit proxies from our stockholders in support of such nomination.

        The foregoing time limits also apply to determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority. These rules are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement. In addition, stockholders are required to comply with any applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

Householding of Annual Meeting Materials

        We have adopted the cost saving practice of "householding" proxy statements and annual reports. Some banks, brokers and other nominee record holders are also "householding" the proxy statements and annual reports for their customers. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Starent Networks, Corp., 30 International Place, Tewksbury, Massachusetts 01876, (978) 863-3743, Attention: Investor Relations. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Miscellaneous

        The board of directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to vote your shares on the Internet, by telephone or by completing, dating, signing and returning the enclosed proxy card in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

        You may obtain a copy of our annual report (without exhibits) filed with the Securities and Exchange Commission on Form 10-K for our 2007 fiscal year without charge upon written request to: Investor Relations, Starent Networks, Corp. 30 International Place, Tewksbury, Massachusetts 01876.

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000004 Electronic Voting Instructions You can vote by Internet or telephone!  Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 21, 2008. Vote by Internet log on to the internet and go to • www.investorvote.com • Follow the steps outlined on the secured website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 123456 C0123456789 12345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors:  To elect Sean M. Dalton and Matthew J. Desch as Class I Directors of the Company. 01 - Sean M. Dalton 02 - Matthew J. Desch Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. 3. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof. 01 02 For Against Abstain B Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title.  If signer is a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. <STOCK#> 00V8PC C 1234567890 J NT 1 U P X 0 1 7 0 7 4 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Starent Networks Corp., 30 International Place, Tewksbury, MA 01876 Proxy — STARENT NETWORKS, CORP. Proxy Solicited on Behalf of the Board of Directors The undersigned, having received notice of the Annual Meeting of Stockholders (the “Annual Meeting”) of Starent Networks, Corp. (the “Company”) and management’s Proxy Statement therefor, and revoking all hereby appoint(s) Ashraf M. Dahod, Paul J. Milbury and Kevin F. Newman, and each prior proxies, hereby of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting to be held on Thursday, May 22, 2008 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Attendance of the undersigned at the Annual Meeting or at any adjourned session thereof will not be deemed to revoke this Proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.  If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this Proxy is signed by the undersigned in every such capacity as well as individually. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.  IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Should a nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN AS SOON AS POSSIBLE USING THE ENVELOPE PROVIDED UNLESS YOU VOTE OVER THE INTERNET OR BY TELEPHONE.